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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 30, 1997
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                         LUTHER MEDICAL PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)

       California                   0-9570            33-0468235
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(State or other jurisdiction     (Commission        (IRS Employer
     of incorporation)            File Number)    Identification No.)

                 14332 Chambers Road, Tustin, California 92780
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      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  714-544-3002
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         (Former name or former address, if changed since last report.)
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ITEM 4.   Changes in Registrant's Certifying Accountant.

     Effective June 30, 1997, Luther Medical Products, Inc., a California corporation (the "Company"), engaged Ernst & Young as its principal accountant to audit the Company's financial statements for its fiscal year ended June 30, 1997. As of such date, Corbin & Wertz, which had served as the Company's principal accountant during the preceding six fiscal years, was dismissed.

     During each of the past two years, Corbin & Wertz's report on the financial statements for the Company did not contain an adverse opinion and did not contain a disclaimer of opinion. Such financial statements were not modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the audit committee of the Board of Directors of the Company. There were no disagreements, resolved or unresolved, with Corbin & Wertz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7.   Financial Statements and Exhibits.

       The following documents are filed as a part of this report:

(c)    Exhibits

       * Exhibits filed herewith.

     16.1 Letter from Corbin & Wertz, dated July 2, 1997, on change in certifying accountant.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LUTHER MEDICAL PRODUCTS, INC.



Date:  July 3, 1997      By:  /s/ DAVID ROLLO
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                              David Rollo, President

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                               INDEX TO EXHIBITS

                                                                         Page

16.1 Letter from Corbin & Wertz, dated July 2, 1997, on change in certifying accountant.

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